EXHIBIT 3.3

BYLAWS OF

Global Industry Products, Corp.

ARTICLE I OFFICES

Section 1. Registered Office. The registered office of the corporation will be in Las Vegas, Nevada.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Nevada as the Board of Directors may direct.

ARTICLE II MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings. Meetings of the stockholders may be held at such place, if any, either within or without the State of Nevada, as shall be designated by the Board of Directors and stated in the notice of the meeting. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of stockholders may be held solely by means of remote communication.

Section 2. Annual Meetings. An annual meeting of stockholders of the Corporation for the election of directors and any other proper business shall be held each year at such place, if any, on such date and at such time as shall be designated by the Board of Directors.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the president and will be called by the president or secretary upon written request of a majority of the Board of Directors, or upon written request of stockholders owning a majority of the issued and outstanding capital stock of the corporation which is entitled to vote. Such request will state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice. Special meetings of the stockholders may be held at such time and place fixed by the Board of Directors within or without the State of Nevada as stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 4. Notice of Meeting of Stockholders. Notices of meetings will be in writing and will be signed by the president, vice president, secretary, or assistant secretary, or by such other person as the directors will designate. Such notice will state the purpose or purposes for which the meeting is called and the time and place of the meeting. A copy of such notice will be either emailed, delivered personally, or will be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting. If mailed, the notice will be sent to each stockholder at the stockholder's address as it appears upon the records of the corporation. Upon mailing of any such notice, the service thereof will be complete. The time of the notice will begin

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to run from the date upon which such notice is deposited in the mail for transmission to such stockholder. Personal delivery of any notice to any officer of a corporation or association, or to any member of a partnership will constitute delivery of such notice to such corporation, association or partnership. In the event of the transfer of stock after delivery or mailing of the notice of and prior to the holding of the meeting it will not be necessary to deliver or mail notice of the meeting to the transferee.

Section 1. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum at all meetings of the stockholders, except as otherwise provided by statute. If, at any time, a quorum will not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at the meeting, present in person or represented by proxy, will have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2. Vote. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy will decide any question brought before such meeting, provided that all votes must be taken in accordance with the statutes and the articles of incorporation. At each meeting, every stockholder of record of the corporation will be entitled to one vote for each share of stock standing in his name on the books of the corporation.

Section 3. Proxies. At any meeting of the stockholders, any stockholder may be represented and vote by a proxy or proxies appointed by an instrument in writing. No such proxy will be valid after six months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which: it is to continue in force, which in no case will exceed seven years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation.

Section 4. Action Without a Meeting. Any action, which may be taken by the vote of the stockholders at a meeting, may be taken without a meeting if authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statutes require a greater proportion of voting power to authorize such action.

ARTICLE III DIRECTORS

Section 1. Number, Election, and Term of Directors. The number of directors which will constitute the whole Board of Directors will be not less than three. The directors will be elected at

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the annual meeting of the stockholders, and except as provided in Section 2 of this article, each director elected will hold office until his successor is elected and qualified. Directors need not be stockholders.

Section 2. Vacancies and Newly Created Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by the affirmative vote of a majority of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next election of directors to which the director was appointed, and until the director's successor is elected and qualified, or until the director's earlier death, resignation or removal.

Section 3. Powers. The business of the corporation will be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

ARTICLE IV MEETINGS OF THE BOARD OF DIRECTORS

Section 1. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and at such place as determined by the Board of Directors. A notice of each regular meeting is not required.

Section 2. First Meeting. The first meeting of each newly elected Board of Directors will be held at the time and place fixed by a vote of the stockholders at the annual meeting. No notice of such meeting will be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum will be present. If the stockholders fail to fix the time or place of the first meeting of the newly elected Board of Directors, or if the meeting is not held at the time and place fixed by the stockholders, the meeting may be held at the time and place specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as will be specified in a written waiver signed by all of the directors. Any action taken by the Board of Directors at the meeting and signed by all of the directors will satisfy the waiver requirement of this Section 2.

Section 3. Special Meeting. Special meetings of the Board of Directors may be called by the Chief Executive Officer or Secretary on the written request of two directors. Written notice of special meetings of the Board of Directors will be given to each director at least two days before the date of the meeting.

Section 4. Quorum and Vote at Meetings. A majority of the Board of Directors, at a meeting duly assembled, will be necessary to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which a quorum is present will be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the articles of incorporation. The vote of a majority of the directors present at any meeting at

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which there is a quorum present shall be the act of the Board of Directors, unless the Certificate of Incorporation or these Bylaws shall require a vote of a greater number.

Section 5. Participation in Meetings by Conference Telephone or Other Communications Equipment. Members of the Board of Directors or any Board committee may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment in which all persons participating in the meeting can hear each other. Participation in a meeting by a director pursuant to this Section 5 shall constitute presence in person at the meeting.

Section 6. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or a Board committee may be taken without a meeting, if all members of the Board of Directors or the Board committee consent in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or the Board committee. Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

Section 7. Resignation and Removal.

(a)          Any director may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, the Chief Executive Officer, if one, the President, or the Secretary. Any such resignation shall take effect at the time specified in the notice of resignation or, if no time is specified, immediately upon receipt of the notice. Unless otherwise specified in the notice of resignation, acceptance of the resignation shall not be necessary to make it effective.

(b)          Any director or the entire Board of Directors may be removed from office at any time, with or without cause, but only upon the affirmative vote of the holders of at least a majority of the shares of capital stock of the Corporation entitled to vote at an election of directors. Upon such removal of a director, the stockholders (and not the remaining directors) shall elect a director to replace such removed director at the same stockholders meeting at which such removal took place or at a subsequent stockholders meeting.

ARTICLE V COMMITTEES OF DIRECTORS

Section 1. Board Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. Each such committee will have the powers of the Board of Directors in the management of the business and affairs of the corporation to the extent designated in the resolution, and may have power to authorize the seal of the corporation to be affixed to all papers on which the corporation desires to place a seal. Such

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committee or committees will have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2. Committees Minutes. The committees will keep regular minutes of their proceedings and report the same to the Board of Directors when required.

ARTICLE VI COMPENSATION OF DIRECTORS

Section 1. The Board of Directors shall have authority to fix the amount of compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or paid a stated salary or paid other compensation as a director. No payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation. Members of special or standing committees of the Board of Directors may be allowed compensation for serving on the committees, for attending committee meetings, and may be paid their expenses associated with their service on each such committee. The Board of Directors shall also have the power and discretion to compensate directors for rendering services to the Corporation not ordinarily rendered by directors.

ARTICLE VII STOCK OF THE CORPORATION

Section 1. Establishment of Class or Series of Stock. The Board of Directors will have the authority to prescribe in a resolution the classes, series and number of each class or series of stock and the voting powers, designations, preferences, limitations, restrictions, and relative rights of each class or series of stock. If the resolution authorizes more than one class or series of stock, the resolution must also prescribe a distinguishing designation for each class or series. The voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock must be described in the resolution before the issuance of that class or series. The resolution and issuance of such stock shall otherwise comply with all applicable provisions and limitations of Nevada law. A certificate of designation setting forth the resolution adopted pursuant to this section will be filed with the Nevada Secretary of State. The certificate of designation may grant the Board of Directors the right to amend the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock which is established by a resolution of the Board of Directors and which is set forth in the certificate of designation. If the Board of Directors does not specify in the certificate of designation that the Board of Directors may amend the voting powers, designations, preferences, limitations, restrictions, relative rights and distinguishing designation of each class or series of stock established in the designation, such amendment will require a vote of the shareholders.

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Section 2. Transfers of Stock. Shares of capital stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares shall be made only on the records of the Corporation kept at an office of the Corporation or by the transfer agent designated by the Corporation to transfer shares. Transfers of shares may be made only by the record holder, or by the record holder’s legal representative authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent appointed by the Board of Directors and, in the case of certificated shares, upon the surrender of the certificate or certificates for such shares properly endorsed. The Board of Directors may make such additional rules and regulations concerning the issue, transfer, and registration of certificates for shares as it may deem necessary but that are not inconsistent with these Bylaws.

Section 3. Holders of Record. The Corporation shall be entitled to treat the record holder of shares of capital stock of the Corporation as the holder in fact and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice, except as otherwise provided by applicable law. No transfer of shares shall be valid against the Corporation for any purpose unless the transfer of shares is entered in the records of the Corporation or in the records of the transfer agent designated by the Corporation showing from and to whom the shares were transferred.

Section 4. Lost Certificates. The Corporation may direct a new certificate or certificates shares to be issued in place of any certificate or certificates issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, stolen, or destroyed. The Corporation may require the owner of such lost, stolen, or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as it shall require, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or alleged to have been lost, stolen or destroyed or the issuance of such new certificate, or both.

Section 5. Record Date.

(a)          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted by the Board of Directors nor shall be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

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(b)          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted by the Board of Directors nor shall be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining the stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the laws of Nevada, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by the laws of Nevada. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Nevada Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights with respect to any change, conversion, or exchange of shares, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall neither precede the date upon which the resolution fixing the record date is adopted nor shall be more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution.

Section 6. Registered Stockholders. The corporation will be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books; as the owner of shares, and will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it will have express or other notice thereof, except as otherwise provided by the laws of Nevada.

ARTICLE VIII NOTICES

Section 1. Notices to directors and stockholders will be in writing and emailed, delivered personally, or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by email or mail will be deemed to be given at the time when the same will be mailed. Notice to directors may also be given by facsimile telecommunication.

Section 2. All actions of the directors or stockholders may be taken by (a) written consent, or (b) by presence at a meeting and oral consent entered on the minutes, or (c) by taking part in the deliberations at such meeting without objection. Actions taken at such meetings will be as valid as

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if had at a meeting regularly called and noticed. At such a meeting, any business may be transacted which if the written consent contains no exceptions or if no objection to lack of notice is made. If proper notice was not given, or if proper consent procedure was not followed, the proceedings of such meeting may be ratified, approved and rendered valid in a writing signed by all parties having the right to vote at such meetings. Such consent or approval of stockholders may be by proxy or attorney, but all such proxies and powers of attorney must be in writing.

Section 3. Whenever any notice is required to be given under the provisions of the statutes, the articles of incorporation or these by-laws, a written waiver, signed by the person or persons entitled to said notice, whether before or after the time stated therein, will be deemed to satisfy such notice.

ARTICLE IX OFFICERS

Section 1. General. The officers of the Corporation shall consist of a Chief Executive Officer, a Chief Operating Officer, a Secretary and a Treasurer, and such other officers as the Board of Directors may appoint, including but not limited to a Chief Financial Officer, a Controller, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Controllers, and one or more Assistant Treasurers. Any number of offices may be held by the same person. The salaries of officers elected by the Board of Directors shall be fixed by the Board of Directors, by an authorized committee of the Board of Directors, or by such officers as may be designated by the Board of Directors.

Section 2. Term of Office and Vacancies. The term of office of each officer shall commence upon the election of that officer by the Board of Directors and end upon a successor to such officer being elected by the Board of Directors; by such officer’s death, resignation, or removal from office; or if the establishment of the office is within the discretion of the Board of Directors, the Board of Directors eliminating the office. Any officer may be removed from office, with or without cause, at any time by the vote of the Board of Directors. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

Section 3. Duties and Powers. The duties and powers of the officers of the Corporation shall be as provided in these Bylaws or, if not provided for in these Bylaws, as designated by action of the Board of Directors. Without limiting the foregoing, and unless expressly limited by the Board of Directors, all instruments requiring execution by the Corporation, including but not limited to all contracts, agreements, indentures, checks or demands for money, notes, bonds, debentures, other obligations, other evidences of indebtedness and mortgages that the Corporation is authorized to execute may be executed, for and on behalf of the Corporation, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, if one, or any Vice President. Any person having

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authority to sign on behalf of the Corporation may delegate by instrument in writing, all or any part of such authority to an employee of the Corporation unless such a delegation of authority is specifically limited by the Board of Directors.

Section 7. The Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall report directly to the Board of Directors. The Chief Executive Officer shall preside, when present, at all meetings of the Board of Directors and stockholders.

Section 8. The Chief Operating Officer. The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board of Directors or the Chief Executive Officer shall from time to time determine, and shall report directly to the Board of Directors. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board of Directors may from time to time determine.

Section 9. The Chief Financial Officer. The Chief Financial Officer, if one is elected, shall have general charge and supervision of the financial affairs of the Corporation, including budgetary and accounting methods, and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers for distribution of funds and shall perform such other duties as may be assigned to him or her by the Board of Directors, or Chief Executive Officer.

Section 10. Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board of Directors. A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board of Directors may from time to time determine. A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board of Directors.

Section 11. Secretary. The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings at such meetings in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form. The Secretary, or his or her delegates, shall perform like duties for the Board committees, when required; provided, however, that the Secretary shall not be required to be present at any sessions of non-management or independent directors contemplated by any stock exchange listing standards to which the Corporation is subject. Except as may be otherwise provided in these Bylaws, the Secretary shall give, or cause to be given, notice of all meetings of the stockholders and shall perform such other duties and exercise such other powers as may be prescribed by the Board of Directors or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation, if any, and shall have authority to affix the seal of the Corporation to any instrument requiring it, and when so affixed it may be attested by the

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Secretary’s signature. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by any other officer’s signature.

Section 12. Treasurer. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation, shall make such disbursements of the funds of the Corporation as are authorized, and shall perform such other duties and exercise such other powers as may be assigned to him or her by the Board of Directors or the Chief Executive Officer.

Section 13. Additional Matters. The Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board of Directors.

Section 14. Delegation of Authority. The Board of Directors may delegate the power or duties of any officer to any other officer or officers or agent or agents notwithstanding any provision of these Bylaws.

Section 15. Action with Respect to Securities of Other Companies. Unless otherwise ordered by a majority of the Board of Directors, the Chief Executive Officer, the Chief Operating Officer, or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and to vote, in person or by proxy, at any meetings of security holders of corporations, limited liability companies, business trusts, and other entities in which the Corporation may hold securities and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such securities. The Board of Directors by resolution may confer like powers upon any other person or persons.

Section 16. Salaries of Officers. The salaries of all officers and agents of the corporation will be fixed by the Board of Directors.

ARTICLE X INDEMNIFICATION

Section 1. Indemnified by the Corporation. The corporation may, to the fullest extent permitted under Nevada law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or

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proceeding by judgment, order, settlement, conviction or upon a plea of nob contender or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that the indemnified person is not entitled to be indemnified by the corporation.

Section 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, associate, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X or otherwise.

ARTICLE XI GENERAL PROVISIONS

Section 1. Amendments. These Bylaws may be altered, amended, or repealed by the Board of Directors unless the power to do so is reserved to the shareholders by the Articles of Incorporation.

Section 2. Dividends. Dividends upon or distributions with respect to the capital stock of the Corporation may be declared by the Board of Directors or by a Board committee designated by the Board of Directors, pursuant to and in accordance with applicable law. Dividends may be paid in cash, in property, in shares of capital stock or evidences of indebtedness of the Corporation. Before the Corporation pays any dividend on or makes any distribution in respect of the capital stock of the Corporation, there may be set aside out of any funds available for dividends and distribution of such sum or sums as the Board of Directors, in its absolute discretion, approves as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any other purpose that the Board of Directors determines is conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year unless changed by resolution of the Board of Directors.

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Section 4. Reliance upon Books, Reports and Records. Except as provided by applicable law, each director and each member of a Board committee shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers, associates or Board committees or by any other person as to matters that the director reasonably believes are within such person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5. Electronic Transmissions. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper that creates a record that may be retained, retrieved, and reviewed by a recipient, and that may be directly reproduced in paper form by such recipient through an automated process.

Section 6. Waivers of Notice. Whenever notice is required to be given under any provision of Nevada Law, the Certificate of Incorporation or these Bylaws, a written waiver of that notice, signed by the person entitled to that notice, or a waiver by electronic transmission by the person entitled to that notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of that meeting, to the transaction of any business because that meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, Board of Directors, or Board committee need be specified in any written waiver of notice or any waiver by electronic transmission.

I certify the foregoing to be the true copy of the Bylaws duly adopted by the Corporation.

_____________________________

Secretary of the Corporation

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